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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                 SCHEDULE 14C
                Information Statement Pursuant to Section 14(c)
           of the Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:
|X|  Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|  Definitive Information Statement


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               (Name of Registrant as Specified in its Charter)


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             0-11.

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                  computed pursuant to Exchange Act Rule 0-11 (set forth the
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                             MUSICMAKER.COM, INC.

                                 1740 Broadway
                                  23rd Floor
                           New York, New York 10019



    ----------------------------------------------------------------------

                       INFORMATION STATEMENT PURSUANT TO
                     REGULATION 14C PROMULGATED UNDER THE
                        SECURITIES EXCHANGE ACT OF 1934

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         WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF MUSICMAKER.COM'S OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

         This information statement is being mailed on or about September 25, 2000 to holders of record as of August 10, 2000 (the "Record Date") of shares of common stock, par value $0.01 ("Common Stock"), of musicmaker.com, Inc., a Delaware corporation (the "Company"). It is being furnished in connection with the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation by written consent of the holders of a majority of the outstanding shares of Common Stock.

         On August 28, 2000, the Company's Board of Directors approved an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common"). On September 12, 2000, the amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock. Approval by the Board of Directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Delaware law to effect the amendment. The amendment will become effective following a waiting period of 20 calendar days from the date this information statement is mailed to stockholders (the "Effective Date"). The form of the Certificate of Amendment is attached to this information statement as Exhibit A. Stockholders have no right under Delaware law or the Company's Amended and Restated Certificate of Incorporation or bylaws to dissent from the reverse stock split.

         Pursuant to the Reverse Split, each ten shares of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $.01 ("New Common").

         The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 4,543,053 shares issuable upon exercise of the Company's outstanding options and warrants, and the exercise price per share, will be proportionately adjusted, and the par value per share of the Common Stock will not be changed.

         This information statement is being provided for your informational purposes only.

Outstanding Stock and Voting Rights

         As of the Record Date, there were 33,140,421 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

Reasons for the Reverse Stock Split

         The Existing Common has been trading below $1.00 per share, which is the minimum bid price for continued listing on The Nasdaq National Market (the "National Market"). The closing bid price for the Existing Common on September 12, 2000 was $0.875 per share. The Company believes that The Nasdaq Stock Market, Inc. ("NASDAQ") may remove the Company from listing on the National Market if the minimum bid price requirement continues not to be met. In an effort to avoid such action by NASDAQ, the Board believes that it is in the best interest of the Company and its stockholders to effect the Reverse Split. While the Company currently does not meet the minimum bid price requirement, the Reverse Split should positively affect the trading price per share of the New Common. However, there can be no assurance that the Company will meet in the future the listing standards for the National Market.

         An additional effect of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 33,140,421 shares of Existing Common to approximately 3,314,042 shares of New Common. No assurance can be given, however, that the market price of the New Common will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Stock Certificates and Fractional Shares

         The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Existing Common will be deemed to represent one-tenth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Computershare Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, CO 80228, Attention:
Shareholder Relations (the "Exchange Agent" or "Transfer Agent"), telephone number: 303-986-5400. No fractional shares of New Common will be issued and, in lieu thereof, stockholders holding a number of shares of Existing Common not evenly divisible by 10, and stockholders holding fewer than 10 shares of Existing Common prior to the Effective Date, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common. Such cash payment will not be made until a stockholder's certificates of Existing Common are presented to the Exchange Agent. The price payable by the Company for those shares of Existing Common which are not divisible by 10 will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common and (b) the average of the closing price of one share of Existing Common as reported on the National Market for the 10 business days immediately preceding the Effective Date of the Reverse Split for which transactions in the Existing Common are reported.

Source of Funds; Number of Holders

         The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material. As of August 10, 2000, there were approximately 169 holders of record of Existing Common. The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record or beneficial owners of Existing Common or New Common will change significantly.

No Change in Company's Status

         The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

Exchange of Stock Certificates

         On or around the Effective Date, the Company will provide a transmittal form (the "Transmittal Form") that each stockholder of record on the Effective Date should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares in New Common. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed Transmittal Form to the Exchange Agent.

         Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a stockholder's Old Certificates and/or an Affidavit of Loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Exchange Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender. No service charge will be payable by holders of shares of Existing Common in connection with the exchange of shares and all expenses of the exchange and issuance of new certificates will be borne by the Company.

         Certificates representing shares of Existing Common which contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

Federal Income Tax Consequences

         Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Common in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Existing Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Reverse Split, a stockholder's holding period for the shares of Existing Common will be included in the holding period for the New Common received as a result of the Reverse Split.

         A stockholder who receives cash in lieu of fractional shares of New Common will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

         THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

Effectiveness

         The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment and the Reverse Split at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the Existing Common then issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth information regarding shares of our Common Stock beneficially owned as of August 7, 2000. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares of Common Stock subject to options and warrants that are currently exercisable or are exercisable within 60 days of August 7, 2000, are deemed outstanding with respect to the person holding those options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company's principal executive office. Directors not included in the table below do not hold Company securities.



                                                    Shares Beneficially Owned
                                                       As of August 7, 2000
Name and Address                                        Number     Percent
----------------                                        ------     -------

Virgin Holdings, Inc..............................   12,098,663      36.5%
   338 North Foothill Road
   Beverly Hills, CA 90210


Rho Management Trust I............................    2,814,322(1)    8.5%
   767 Fifth Avenue
   New York, NY 10053


Robert P. Bernardi................................    2,443,093(2)    7.4%
Zomba Record Holdings, B.V........................    1,997,008       6.0%
Devarajan S. Puthukarai...........................    1,344,404(3)    4.1%
Irwin H. Steinberg................................      388,513(4)    1.2%
William Crowley...................................      199,758(5)      *
Lawrence A. Lieberman.............................      221,759(6)      *
Jay A. Samit......................................      106,250(7)      *
Mark Fowler.......................................       75,257(8)      *
Jonathan A. B. Smith..............................       60,417(9)      *
John A. Skolas....................................       60,417(10)     *
William W. Scranton, III..........................        8,333(11)     *
All executive officers and directors as a group
(10 persons)......................................    4,908,201(12)  13.7%


 * Less than 1%.

(1) Includes 787,904 shares of Common Stock issuable upon exercise of Series B warrants and 438,280 shares of Common Stock issuable upon exercise of Series C warrants. Rho Management Partners L.P., a Delaware limited partnership may be deemed the beneficial owner of shares registered in the name of Rho Management Trust I, under an investment advisory relationship by which Rho Management Partners L.P. exercises sole voting and investment control over Rho Management Trust I's shares and warrants.

(2) Includes 272,817 shares of Common Stock issuable upon exercise of Series B warrants, 60,600 shares of Common Stock issuable upon exercise of Series C warrants and 450,280 shares of Common Stock issuable in connection with vested options with exercise prices ranging from $2.06 to $5.94 per share.

(3) Includes 453,896 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $1.65 per share, 68,204 shares of Common Stock issuable upon the exercise of Series B warrants, 15,150 shares of Common Stock issuable in connection with Series C warrants, and 450,280 shares of Common Stock issuable upon exercise of vested options with exercise prices ranging from $2.06 to $5.94 per share.

(4) Includes 246,637 shares of Common Stock issuable upon the exercise of warrants with exercise prices ranging from $1.65 to $1.98 per share.

(5) Includes 78,720 shares of Common Stock issuable upon the exercise of vested options.

(6) Includes 191,500 shares of Common Stock issuable upon the exercise of vested options.

(7) Includes 106,250 shares of Common Stock issuable upon the exercise of vested options.

(8) Includes 75,257 shares of Common Stock issuable upon the exercise of vested options.

(9) Includes 60,417 shares of Common Stock issuable upon the exercise of vested options.

(10) Includes 60,417 shares of Common Stock issuable upon the exercise of vested options.

(11) Includes 8,333 shares of Common Stock issuable upon exercise of vested options with an exercise price of $1.98 per share.

(12) Includes 341,021 shares of Common Stock issuable upon the exercise of Series B warrants, 75,750 shares of Common Stock issuable upon the exercise of Series C warrants, 683,870 shares of Common Stock issuable upon the exercise of outstanding common stock warrants and 1,711,588 shares of Common Stock issuable upon the exercise of vested options.









                                   BY ORDER OF THE BOARD OF DIRECTORS


September __, 2000                 Devarajan Puthukarai Chief Executive Officer,
New York, New York                 President, and Chief Operating Officer

                                                                       EXHIBIT A

                               AMENDMENT TO THE

             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                             MUSICMAKER.COM, INC.


  This is to certify that the following Amendment to the Amended and Restated Certificate of Incorporation of musicmaker.com, Inc. (the "Company"), was adopted by the Board of Directors of the Company and approved by the written consent of stockholders eligible to vote and holding the requisite number of shares pursuant to the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware, as amended, and to that end, does by this Amendment to the Amended and Restated Certificate of

Incorporation set forth the following:

  1. Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph to Article fourth:

     "Effective upon the filing by the Secretary of State of the State of Delaware of this Amendment to the Amended and Restated Certificate of Incorporation (the "Effective Time"), each 10 shares of common stock of the Company, par value $0.01 per share (the "Old Common Stock"), issued and outstanding or reserved for issuance or held in treasury shall automatically, and without any action by the holder thereof, be reclassified into 1 share of common stock of the Company, par value $0.01 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented 10 shares of the Old Common Stock shall, from and after the Effective Time, be deemed to represent 1 share of the New Common Stock"

  2. This Amendment to the Restated Certificate of Incorporation has been duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware.

  I, THE UNDERSIGNED, being the President and Chief Executive Officer of the Company hereinabove named, for the purpose of amending the Amended and Restated Certificate of Incorporation of the Company, pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand and seal this __ day of September, 2000.


                                             ______________________________
                                             Devarajan S. Puthukarai
                                             President and Chief
                                              Executive Officer


                                       3